Exhibit 10.24

CONTRIBUTION AGREEMENT

by and between

Messier Blocker Corporation

and

AIAI Holdings Corporation

January 22, 2026

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CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of January 22, 2026, is by and between AIAI Holdings Corporation, a Delaware corporation (the “Company”), and Messier Blocker Corporation, a Delaware corporation (“Messier”). The Company and Messier are referred to in this Agreement each as a “Party” and collectively as the “Parties”.

WHEREAS, the Company desires to acquire 62,500 of the issued and outstanding shares of Series A Preferred Stock, par value $0.001 (the “Acquired Securities”), of Messier;

WHEREAS, the Acquired Securities will be issued by Messier; and

WHEREAS, Messier desires to contribute the Acquired Securities to the Company, and the Company desires to issue to Messier shares of Common Stock, subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth on Annex A.

Section 1.1 Other Capitalized Terms. The following capitalized terms are defined on the pages of this Agreement indicated below:

Acquired Securities	1	Company Closing Deliverables	3
Acquisition Shares	2	Messier Closing Deliverables	2
Agreement	1	Drop Dead Date	12
Closing	2	Parties	1
Closing Date	2	Party	1
Company	1

Article II
CONTRIBUTION

Section 2.1 Contribution.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Messier shall contribute, assign, transfer, and convey to the Company, and the Company shall acquire from Messier, the Acquired Securities, free and clear of any Liens (other than Permitted Liens).

(b) In return for the contribution of the Acquired Securities, the Company shall issue to Messier a total number of shares of Common Stock (the “Acquisition Shares”) equal to $326,000,000 divided by $20.00.

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Section 2.2 Tax Treatment. The Parties acknowledge and agree that the Transactions are intended to qualify as a tax-deferred contribution under Section 721 of the Code. The Parties agree to file all Tax Returns and take all Tax positions in a manner consistent with such intent unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code. The Parties hereby agree to file and retain all information as shall be required by the applicable provisions of the Code or the Treasury Regulations. Furthermore, the Parties shall consult with their respective tax advisors to ensure that all actions taken in connection with the transactions contemplated hereby comply with the requirements of Section 721 of the Code and shall provide the Company with written confirmation of such compliance prior to Closing.

Article III
CLOSING MATTERS

Section 3.1 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) will occur no later than the Business Day on which all of the conditions to Closing set forth in Section 3.4 have been satisfied, other than conditions that, by their nature, must be satisfied at the Closing (such date, the “Closing Date”), by electronic mail or other electronic transmission or at such place and time as the Parties may mutually agree. All deliveries by one Party to any other Party at the Closing will be deemed to have occurred simultaneously as of the Closing Date and, unless Messier and the Company otherwise agree, none will be effective unless and until all such deliveries have occurred.

Section 3.2 Messier’s Closing Deliverables. At the Closing, Messier shall deliver or cause to be delivered to the Company (collectively, the “Messier Closing Deliverables”):

(a) evidence acceptable to the Company that the Company holds, beneficially and of record, all of the Acquired Securities and

(b) a duly executed IRS Form W-9 (or the equivalent).

Section 3.3 The Company Closing Deliverables. At the Closing, the Company shall deliver or cause to be delivered to Messier (collectively, the “Company Closing Deliverables”):

(a) evidence acceptable to Messier that Messier holds, beneficially and of record, their applicable amount of the Acquisition Shares and

(b) a certificate for the Company, dated no more than 15 days prior to the Closing Date, from the applicable Governmental Authority in its jurisdiction of organization to the effect that the Company validly exists and is in good standing in such jurisdiction.

Section 3.4 Conditions to Closing.

(a) The obligation of the Company to consummate the Transactions is subject to the satisfaction of the following conditions at or prior to the Closing (unless otherwise waived by the Company):

(i) each of the representations and warranties of Messier in Article IV must be true and correct in all material respects (except that any such representation or warranty expressly qualified by “materiality,” “Material Adverse Effect”, or similar qualifier must be true and correct in all respects) as of the Closing (or, if any such representation or warranty is made as of a specified date, as of such date only);

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(ii) Messier must have complied in all material respects with the covenants and obligations applicable to Messier contained in this Agreement that are required to be performed or complied with on or before the Closing Date;

(iii) no Messier Material Adverse Effect shall have occurred;

(iv) Messier must have delivered or caused to be delivered all of the Messier Closing Deliverables to the Company; and

(v) there must be no enactment, issuance, promulgation, enforcement, or entry of any Order in effect as of the Closing that makes the Transactions illegal or otherwise prohibits the consummation of the Closing.

(b) The obligation of Messier to consummate the Transactions is subject to the satisfaction of the following conditions at or prior to the Closing (unless otherwise waived by Messier):

(i) each of the representations and warranties of the Company in Article V must be true and correct in all material respects (except that any such representation or warranty expressly qualified by “materiality,” “Material Adverse Effect”, or similar qualifier must be true and correct in all respects) as of the Closing (or, if any such representation or warranty is made as of a specified date, as of such date only);

(ii) the Company must have complied in all material respects with the covenants and obligations applicable to the Company contained in this Agreement that are required to be performed or complied with on or before the Closing Date;

(iii) the Company must have delivered or caused to be delivered all of the Company Closing Deliverables to Messier;

(iv) there must be no enactment, issuance, promulgation, enforcement, or entry of any Order in effect as of the Closing that makes the Transactions illegal or otherwise prohibits the consummation of the Closing;

(v) no Company Material Adverse Effect shall have occurred; and

(vi) the Company has filed, and received evidence of acceptance by the SEC of, the acceleration request seeking the effectiveness of the Registration Statement.

Article IV
REPRESENTATIONS AND WARRANTIES OF Messier

Messier hereby represents and warrants to the Company as of the date of this Agreement and the Closing Date as follows:

Section 4.1 Organization. Messier has been duly formed and is validly existing and in good standing under the Laws of its jurisdiction of organization. Messier has the requisite power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. Messier is duly licensed or qualified and in good standing in all jurisdictions where it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would not result in a Messier Material Adverse Effect. Messier has made available to the Company a complete and accurate list of all jurisdictions where Messier is so licensed or qualified.

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Section 4.2 Due Authorization. Messier has all requisite power and authority to execute and deliver each Transaction Document to which Messier is or will be a party and to consummate the Transactions. Each Transaction Document to which Messier is a party has been duly and validly executed and delivered by Messier and constitutes a legal, valid, and (assuming the due authorization, execution, and delivery by each other party thereto) binding obligation of Messier, enforceable against Messier accordance with its terms, subject to the Enforceability Exceptions. The Acquired Securities have been duly authorized and when issued and contributed by Messier in accordance with the terms of this Agreement will be fully paid, validly issued, and non-assessable.

Section 4.3 No Conflict. The execution and delivery by Messier of the Transaction Documents to which Messier is a party and the consummation of the Transactions by Messier will not (a) breach, result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach of or default under, or accelerate the performance required, in each case, in any material respect, or result in the termination of or give any Person the right to terminate, any material contract to which Messier is a party; (b) breach, result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach of or default under, in each case, in any material respect, any applicable Law or Order binding upon or applicable to Messier; (c) violate or conflict with the Governing Documents of Messier; or (d) result in the creation or imposition of any Lien (other than Permitted Liens), with or without notice or lapse of time or both, on any assets of Messier.

Section 4.4 Third-Party Consents. No notice to, consent of, or filings with any Governmental Authority or other Person is required by Messier with respect to the execution or delivery of any Transaction Document or the consummation of the Transactions, except where the failure to obtain any such consent or make any such filing would not reasonably be expected to result in a Messier Material Adverse Effect.

Section 4.5 Actions and Orders. There are no pending or, to the Knowledge of Messier, threatened Actions by any Person or by any Governmental Authority against Messier or that prohibits or otherwise restricts, in any material respect, the ability of Messier to consummate the Transactions. There is no Order to which Messier is subject or bound that prohibits or otherwise restricts the ability of Messier to consummate the Capitalization. Not later than 30 days following the date of this Agreement, Messier will make available to the Company complete and accurate copies of the Governing Documents of Messier and a complete and accurate list of all of the issued and outstanding Common Membership Interests. The Acquired Securities, at issuance, will constitute 100% of the issued and outstanding Equity Interests of Messier. The Acquired Securities issued and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable.

Section 4.6 No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV, NEITHER MESSIER NOR ANY OTHER PERSON HAS MADE ANY OTHER REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED) AND HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT MADE, OR INFORMATION COMMUNICATED (WHETHER ORALLY OR IN WRITING) OR MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR AFFILIATES, INCLUDING ANY OPINION, INFORMATION, OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR AFFILIATES BY ANY DIRECT OR INDIRECT EQUITYHOLDER, DIRECTOR, MANAGER, OFFICER, EMPLOYEE, ACCOUNTING FIRM, LEGAL COUNSEL, OR OTHER AGENT, CONSULTANT, OR OTHER REPRESENTATIVE OF MESSIER OR ANY estimates, projections, OR other forecasts (including the reasonableness of the assumptions underlying such estimates, projections, OR forecasts) INCLUDED IN ANY SUCH INFORMATION OR COMMUNICATIONS.

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Article V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Messier as of the date of this Agreement as follows:

Section 5.1 Organization. The Company has been duly formed and is validly existing and in good standing under the Laws of its jurisdiction of organization. The Company has the requisite power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing in all jurisdictions where it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would not result in a Company Material Adverse Effect. Not later than 30 days following the date of this Agreement, the Company will make available to Messier a complete and accurate list of all jurisdictions where the Company is so licensed or qualified.

Section 5.2 Due Authorization. The Company has all requisite power and authority to execute and deliver each Transaction Document to which the Company is or will be a party and to consummate the Transactions. Each Transaction Document to which the Company is a party has been duly and validly executed and delivered by the Company and constitutes a legal, valid, and (assuming the due authorization, execution, and delivery by each other party thereto) binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Acquisition Units have been duly authorized and when issued by the Company in accordance with the terms of this Agreement will be fully paid, validly issued, and non-assessable.

Section 5.3 No Conflict. The execution and delivery by the Company of the Transaction Documents to which the Company is a party and the consummation of the Transactions by the Company will not (a) breach, result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach of or default under, or accelerate the performance required, in each case, in any material respect, or result in the termination of or give any Person the right to terminate, any material contract to which the Company is a party; (b) breach, result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach of or default under, in each case, in any material respect, any applicable Law or Order binding upon or applicable to the Company; (c) subject to securing the resolutions and actions referenced in Section 3.3(e)(ii), violate or conflict with the Governing Documents of the Company; or (d) result in the creation or imposition of any Lien (other than Permitted Liens), with or without notice or lapse of time or both, on any assets of the Company.

Section 5.4 Third-Party Consents. No notice to, consent of, or filings with any Governmental Authority or other Person is required by the Company with respect to the execution or delivery of any Transaction Document or the consummation of the Transactions, except where the failure to obtain any such consent or make any such filing would not reasonably be expected to result in a Company Material Adverse Effect.

Section 5.5 Actions and Orders. There are no pending or, to the Knowledge of the Company, threatened Actions by any Person or by any Governmental Authority against the Company or that prohibits or otherwise restricts, in any material respect, the ability of the Company to consummate the Transactions. There is no Order to which the Company is subject or bound that prohibits or otherwise restricts the ability of the Company to consummate the Transactions.

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Section 5.6 No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI, NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE ANY OTHER REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED) AND HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT MADE, OR INFORMATION COMMUNICATED (WHETHER ORALLY OR IN WRITING) OR MADE AVAILABLE TO MESSIER OR ANY OF THEIR REPRESENTATIVES OR AFFILIATES, INCLUDING ANY OPINION, INFORMATION, OR ADVICE THAT MAY HAVE BEEN PROVIDED TO MESSIER OR THEIR REPRESENTATIVES OR AFFILIATES BY ANY DIRECT OR INDIRECT EQUITYHOLDER, DIRECTOR, MANAGER, OFFICER, EMPLOYEE, ACCOUNTING FIRM, LEGAL COUNSEL, OR OTHER AGENT, CONSULTANT, OR OTHER REPRESENTATIVE OF THE COMPANY OR ANY estimates, projections, OR other forecasts (including the reasonableness of the assumptions underlying such estimates, projections, OR forecasts) INCLUDED IN ANY SUCH INFORMATION OR COMMUNICATIONS.

Article VI
Pre-Closing Covenants

Each of the agreements, covenants, and obligations set forth in this Article VI will apply to the applicable Parties during the period beginning on the date of this Agreement and ending on the earlier of the Closing Date or the date this Agreement is terminated in accordance with Article IX.

Section 6.1 Commercially Reasonable Efforts. Each Party shall use commercially reasonable efforts to cause the conditions to the Closing set forth in Section 3.4 to be satisfied and to consummate the Transactions as promptly as possible; provided that, for avoidance of doubt, Messier will not be required to expend any funds to obtain any third-party consents.

Section 6.2 Third-Party Approvals.

(a) The Parties shall use commercially reasonable efforts to determine the filings and notifications required to be made with, or consents that are required to be obtained from, any third party under the terms of any material contract or any Governmental Authority under any applicable Law in connection with the execution and delivery of this Agreement and the consummation of the Transactions. Subject to the remainder of this Section 6.2, the Company, on the one hand, and Messier, on the other hand, shall, and shall cause their respective Representatives to, promptly file or make or cause to be filed or made, and use commercially reasonable efforts to obtain or cause to be obtained as promptly as practicable, all necessary filings with and consents of such third parties or Governmental Authorities.

(b) Each Party will promptly notify the others in writing of any pending or threatened in writing any Action by any Governmental Authority or any other Person (i) challenging or seeking damages in connection with the Transactions or (ii) seeking to restrain or prohibit the consummation of the Transactions.

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Article VII
ADDITIONAL COVENANTS

Section 7.1 Confidentiality. Each Party shall hold in confidence all Confidential Information of the other Party, including the existence, terms and conditions of this Agreement and the other Transaction Documents, unless compelled to disclose such Confidential Information by Order or applicable Law or the other Party otherwise consents in writing, provided that, to the extent allowed under applicable Law, such Party shall, to the extent reasonably permissible, promptly notify the other Party prior to disclosing any such Confidential Information pursuant to any Order or applicable Law and reasonably assist such Party (at such Party’s sole expense) in obtaining confidential treatment for the Confidential Information so disclosed.

Section 7.2 Public Announcements. No Party shall, and each Party shall cause its respective Affiliates and Representatives not to, issue or cause the publication of any press release or other public announcement with respect to the economic or other material terms of the Transactions without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned, or delayed).

Section 7.3 Further Assurances. Following the Closing, the Parties shall reasonably cooperate with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the Parties agree (a) to furnish upon request to the other Parties such further information, (b) to execute and deliver to each other Party such other documents, and (c) to do such other acts and things, all as the other Parties reasonably request, for the purpose of carrying out the terms of this Agreement and the Transactions.

Article VIII
Termination

Section 8.1 Termination Events. This Agreement may be terminated at any time prior to the Closing as follows:

(a) by the written consent of the Company and Messier;

(b) by the Company (so long as the Company is not then in material breach of any provision of this Agreement) upon written notice to Messier if Messier has breached, violated or failed to perform or there is any inaccuracy of or untruth in any of its respective representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions to the Closing contained in Section 3.4(a)(i) or Section 3.4(a)(ii) cannot be satisfied and such breach has not been cured on or prior to the Drop Dead Date;

(c) by Messier (so long as Messier is not then in material breach of any provision of this Agreement) upon written notice to the Company if the Company has breached, violated or failed to perform or there is any inaccuracy of or untruth in any of its respective representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions to the Closing contained in Section 3.4(b)(i) or Section 3.4(b)(ii) cannot be satisfied and such breach has not been cured on or prior to the Drop Dead Date; or

(d) by either the Company, on one hand, or Messier, on the other hand, if any of the conditions to the Closing set forth in Section 3.5 have not been satisfied by March 31, 2026 (the “Drop Dead Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure of the Closing to have occurred prior to the Drop Dead Date.

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Section 8.2 Effect of Termination.

(a) The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of any proper and valid termination of this Agreement pursuant to Section 8.1, (i) this Agreement will be of no further force or effect without Liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that this Section 8.2 and Article IX will each survive the termination of this Agreement in accordance with their respective terms and (ii) nothing in this Agreement will relieve any Party from any Liability for Fraud or any willful breach prior to or in connection with the termination of this Agreement.

Article IX
MISCELLANEOUS

Section 9.1 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay all of its own fees, costs, and expenses (including attorneys’ and advisors’ fees, costs, and expenses) in connection with the negotiation of this Agreement, the performance of their obligations hereunder, and the consummation of the Transactions.

Section 9.2 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company.

Section 9.3 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements between the Parties with respect to such subject matter.

Section 9.4 Notices. Any notice or other communication required or permitted under this Agreement will be deemed made (a) upon receipt by the receiving Party if delivered in writing and served by personal delivery or courier service; or (b) upon receipt by the receiving Party if delivered by email at the address set forth below provided the notifying Party receives confirmation of receipt by the receiving Party (e.g., a “read receipt”), in each case to the Persons and addresses indicated below:

If to the Company, to:

AIAI Holdings Corporation

17304 Preston Rd, Suite 520

Dallas, Texas 75252

Attention: Todd Furniss

Email: tf@aiaiholdings.com

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with a copy (which will not constitute notice) to:

Egan Nelson LLP

2911 Turtle Creek Blvd. Suite 1100

Dallas, Texas 75219

Attention: Ken Betts

Email: ken.betts@egannelson.com

If to any of Messier to:

c/o Messier Blocker Corporation

17304 Preston Road, Suite 520

Dallas, Texas 75252

Attention: John Rochon

Email: jr@richmont.net

Each Party may change its address and contact information for notices under this Agreement by providing the other Parties with notice of such change pursuant to this Section 9.4.

Section 9.5 Waiver. Waiver of any provision of this Agreement by any Party will only be effective if in writing and will not be construed as a waiver of any subsequent breach or failure of the same provision or a waiver of any other provision of this Agreement.

Section 9.6 Binding Effect; Assignment. No Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties, and any purported assignment will be null and void and of no effect. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and assigns.

Section 9.7 Third Party Beneficiary. Nothing in this Agreement confers any rights, remedies, or claims upon any Person not a Party to this Agreement.

Section 9.8 Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by the internal Laws of the State of Delaware, without giving effect to its conflict of law principles.

Section 9.9 Consent to Jurisdiction and Service of Process. Any Action seeking to enforce any provision of, or, directly or indirectly arising out of or in any way relating to, this Agreement or the Transactions may only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party in accordance with the notice provisions in Section 9.4 will be effective service of process on such Party.

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Section 9.10 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Counterparts. The Parties may execute this Agreement in one or more counterparts, each of such counterparts will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, electronic mail, or other means of electronic transmission (including pdf or any electronic signature complying with the United States Federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Agreement by the Parties. Signatures of the Parties transmitted by facsimile, electronic mail, or other means of electronic transmission (including pdf or any electronic signature complying with the United States Federal ESIGN Act of 2000, e.g., www.docusign.com) will be deemed original signatures for all purposes.

Section 9.12 Preamble and Recitals. The preamble and recitals to this Agreement are hereby expressly incorporated into this Agreement as if fully set forth in this Section 9.12.

Section 9.13 Severability. Any provision of this Agreement that is or becomes invalid, illegal, or unenforceable in any respect will not affect the validity, legality, or enforceability of any other provision of this Agreement.

Section 9.14 Rules of Construction.

(a) Except as otherwise explicitly specified in this Agreement to the contrary, (i) references to an Article, Section, or Annex mean an Article or Section of, or Annex to, this Agreement, unless another agreement is specified; (ii) the word “including” will be construed as “including, without limitation”; (iii) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole; (iv) words in the singular or plural form include the plural and singular form, respectively; (v) pronouns will be deemed to refer to the masculine, feminine, or neuter, as the identity of the Person or Persons requires; (vi) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, and real and personal property; (vii) references to a particular Person include such Person’s successors and permitted assigns; (viii) references to a particular statute, rule, or regulation include all rules and regulations thereunder and any predecessor or successor statutes, rules, or regulations, in each case as amended or otherwise modified from time to time; (ix) references to a particular agreement, document, instrument, or certificate mean such agreement, document, instrument, or certificate as amended, supplemented, or otherwise modified from time to time if permitted by the provisions thereof; (x) references to “Dollars” or “$” are references to United States Dollars; (xi) references to “written” or “in writing” include electronic form; (xii) any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) will be interpreted as a reference to a calendar day or number of calendar days; and (xiii) the words “shall” and “will” have the same meaning.

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(b) The headings of Articles, Sections, and Annexes are provided for convenience only and will not affect the construction or interpretation of this Agreement. The Annex is incorporated into this Agreement as if fully set forth herein.

(c) If any period for giving notice or taking action under this Agreement expires on a day that is not a Business Day, the time period will be automatically extended to the Business Day immediately following such day. When calculating the period of time before which, within which, or following which any act will be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded.

(d) The Parties acknowledge and agree that, for administrative purposes with respect to wire transfers, amounts owing between the Parties at the Closing under this Agreement or any other Transaction Document may be offset against one another.

(e) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 9.15 Specific Performance. Each Party acknowledges that the Parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any Party of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available upon the breach of any such covenants or agreements, but subject to Section 7.2(b), each of the Parties shall be entitled to equitable relief, without proof of actual damages, including an injunction or injunctions or Orders for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which it is entitled at Law or in equity, as a remedy for any such breach or threatened breach. Each Party further agrees that no Party or any other Person will be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.15, and each Party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

COMPANY:

AIAI Holdings Corporation

By:	/s/ Todd Furniss
Name:	Todd Furniss
Title:	Chief Executive Officer

MESSIER:

Messier Blocker Corporation

By:	/s/ John P, Rochon
Name:	John P. Rochon
Title:	Chief Executive Officer

Signature Page to Contribution Agreement

Annex A

Certain Defined Terms

“Acquired Securities” has the meaning set forth in the recitals.

“Action” means any action, claim, demand, arbitration, investigation, hearing, complaint, litigation, suit, or other proceeding of any nature, including civil, criminal, administrative, or regulatory, whether at law or in equity.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, the terms “control,” “controls,” and “controlled” mean the power to direct or cause the direction of the management or policies of such specified Person, directly or indirectly, whether through ownership of voting securities, by contract, or otherwise.

“Business Day” means any day other than a Saturday, a Sunday, or other day on which commercial banks in the State of Texas are authorized or required by Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Company Material Adverse Effect” means any result, occurrence, fact, change, event, or effect that, individually or in the aggregate with any other results, occurrences, facts, changes, events, or effects, has or would reasonably be expected to have a material adverse effect on either (a) the business, results of operations, properties, or assets of the Company or (b) the ability of the Company to consummate the Transactions on or before the Drop-Dead Date, provided that, solely with respect to clause (a) above, any result, occurrence, fact, change, event, or effect will not be taken into account in determining whether a Material Adverse Effect has occurred to the extent resulting from (i) changes in conditions in the United States or global economy or capital or financial markets generally, (ii) changes in GAAP (or the interpretation thereof) or applicable Laws (or the interpretation thereof), (iii) acts of war, armed hostilities, sabotage, terrorism, social unrest (including protests, riots, or looting), or pandemics or epidemics (including the COVID-19 pandemic), or the response of any Governmental Authority thereto, (iv) changes in general to the industry (including regulatory changes) in which the Company operates, or (v) the execution and delivery of this Agreement, the taking of any action by any Party required by the terms of this Agreement, or the announcement of the Transactions.

“Confidential Information” means any information concerning the other Party that is proprietary in nature and non-public or confidential, in whole or in part, provided that, Confidential Information does not include any information that (a) is or becomes publicly available other than through a violation of this Agreement by a Party, (b) is received on a non-confidential basis from a source other than the Parties or their respective Affiliates or Representatives who, to the Knowledge of the Party, is not prohibited from disclosing such information by any legal or contractual obligation, (c) was already known by the Party at the time of receipt from the disclosing Person, or (d) is developed by or on behalf of the Party without the use of or reference to Confidential Information.

“Contract” means any contract, agreement, lease, undertaking, commitment, or other binding arrangement (whether written or oral) between the parties thereto.

“Damages” means any and all losses, Liabilities, damages, fees, and costs and expenses, including reasonable attorney’s and accountant’s fees and costs and expenses reasonably incurred in investigating, preparing, defending against, or prosecuting any litigation, claim, action, suit, proceeding, or demand of any kind or character.

“Direct Listing” means, together, the registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended, and the listing of the Common Stock on the Nasdaq Global Market.

“Enforceability Exceptions” means (a) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar Laws affecting creditors’ rights generally and (b) general principles of equity.

“Equity Interests” means any (a) shares, interests, or other equivalents (however designated) of capital stock of a corporation; (b) membership, partnership, or other equity ownership interests in a Person other than a corporation; and (c) warrants, options, convertible securities (e.g., convertible debt), calls, or other rights to purchase or acquire any of the foregoing.

“Messier Material Adverse Effect” means any result, occurrence, fact, change, event, or effect that, individually or in the aggregate with any other results, occurrences, facts, changes, events, or effects, has or would reasonably be expected to have a material adverse effect on the business, results of operations, properties, or assets of Messier, provided that any result, occurrence, fact, change, event, or effect will not be taken into account in determining whether a Material Adverse Effect has occurred to the extent resulting from (a) changes in conditions in the United States or global economy or capital or financial markets generally, (b) changes in GAAP (or the interpretation thereof) or applicable Laws (or the interpretation thereof), (c) acts of war, armed hostilities, sabotage, terrorism, social unrest (including protests, riots, or looting), or pandemics or epidemics (including the COVID-19 pandemic), or the response of any Governmental Authority thereto, (d) changes in general to the industry (including regulatory changes) in which Messier operates, or (e) the execution and delivery of this Agreement, the taking of any action by any Party required by the terms of this Agreement, or the announcement of the Transactions.

“Fraud” means (a) with respect to Messier, the actual fraud of Messier caused by Messier making a representation or warranty in Article IV with the actual (not constructive or imputed) Knowledge of Messier that such representation was false or misleading at the time made, with the intention of deceiving or misleading the Company and inducing the Company to enter into this Agreement; and (b) with respect to the Company the actual fraud of the Company caused by the Company making a representation or warranty in Article VI with the actual (not constructive or imputed) knowledge of the Company (or any of its Representatives) that such representation was false or misleading at the time made, with the intention of deceiving or misleading Messier and inducing Messier to enter into this Agreement.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means, with respect to any entity or trust, such entity’s constituent or organizational documents, such as its articles of organization, certificate of formation, articles of incorporation, or declaration of trust and any other documents or agreements adopted by the entity to govern the formation or the internal affairs of the entity or trust, such as its operating agreement, bylaws, trust agreement, shareholders or members agreement, or voting agreement, as such documents have been amended, restated, or supplemented from time to time, if applicable.

“Governmental Authority” means (a) any government, governmental authority, agency, commission, department, or other similar body, court, tribunal, arbitrator, or arbitral body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Knowledge of Messier” means the actual knowledge of any executive officer of Messier.

“Knowledge of the Company” means the actual knowledge of any executive officer of the Company.

“Law” means any applicable domestic or foreign law, statute, ordinance, code, regulation, rule, directive, guideline, standard, policy, Order, or other requirement of a Governmental Authority, whether or not having the force of law.

“Liability” means any liability, loss, damage, cost, or expense (including reasonable attorneys’ fees), in each case, whether direct or indirect and accrued or contingent.

“Lien” means any lien, mortgage, deed, pledge, charge, security interest, right of first refusal, right of first offer, preemptive rights, easement, restriction, covenant, condition, title default, encroachment, survey defect, option, or other encumbrance.

“Order” means any order, decision, judgment, writ, injunction, decree, award, or other determination of any Governmental Authority.

“Ordinary Course” means the ordinary course of business of Messier consistent with past practice.

“Permitted Lien” means (a) Liens for Taxes not yet due and payable; (b) imperfections of title and other similar Liens that do not and would not reasonably be likely to materially detract from the value of the asset or property subject thereto or materially impair the continued use or occupancy of such asset or property in connection with the operations of Messier; (c) Liens arising by operation of Law in the Ordinary Course, such as mechanics’ Liens, materialmens’ Liens, carriers’ Liens, warehousemens’ Liens, and similar Liens, that are not delinquent or are being disputed in good faith; (d) pledges or deposits under workers’ compensation (or similar) Laws, unemployment insurance, or other types of insurance or compensation plans; (e) pledges or deposits that secure the performance of tenders, statutory obligations, bonds, bids, leases, Contracts, and similar obligations; (f) with respect to any lease, title of the lessor and any other Liens arising pursuant to the terms of the applicable lease or arising under zoning, land use, or other applicable Laws that do not and would not reasonably be likely to materially impair the continued use or occupancy of such property by Messier; and (g) with respect to the Acquired Securities, transfer restrictions arising under the Governing Documents of Messier or pursuant to applicable federal or state securities Laws.

“Person” means any individual, corporation, company, partnership, association, limited liability company, business enterprise, trust, or other legal entity.

“Registration Statement” means the registration statement on Form S-1 of the Company filed with and/or declared effective by the Securities and Exchange Commission in connection with the Direct Listing.

“Representative” means, with respect to any Person, any director, manager, officer, employee, independent contractor, consultant, legal counsel, accountant, financial advisor, or other agent or representative of such Person.

“Solvent” means that, as of the date of determination, with respect to a Person, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as currently conducted on such date of determination; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under bankruptcy Laws and other applicable laws relating to fraudulent transfers and conveyances.

“Tax” means any tax imposed, assessed, or collected by or under the authority of any Governmental Authority (including any penalty, interest or addition thereto).

“Tax Return” means any report, return, declaration, claim for refund, election, disclosure, estimate, or other documentation required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto and amendment thereof.

“Transaction Documents” means this Agreement, the Messier’s Closing Deliverables, and the Company Closing Deliverables.

“Transactions” means the transactions contemplated by the Transaction Documents.